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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NETsilicon, Inc.
Waltham, Massachusetts

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (including a Reoffer Prospectus on Form S-3)(No. 333-32368), of our audit report dated February 18, 2000, relating to the financial statements of Net Silicon, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2000.
                                   /S/ BDO SEIDMAN, LLP
                                           ............



Boston, Massachusetts
April 27, 2000